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  CUSIP No. 81703Q109                 13D                  Page 36 of 37 Pages
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                                                                       Exhibit 4

                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints HOWARD R. SUTHERLAND, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act"), and Schedules 13G and 13D in accordance with Section 13(d) of the Exchange Act, and any other forms, reports or schedules the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of SERVICEWARE TECHNOLOGIES, INC. (the "Company");

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13G or 13D, or other form, report or schedule, and to file such form, report or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

         This Power of Attorney shall remain in full force and effect commencing on the date hereof for a period of thirty (30) days from the date hereof, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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  CUSIP No. 81703Q109                 13D                  Page 37 of 37 Pages
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         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of January, 2004.

                                                     /s/ Thomas I. Unterberg
                                                     ---------------------------
                                                     Thomas I. Unterberg